                                                                    Exhibit 10.3

                                 LOAN AGREEMENT

     THIS AGREEMENT is made as of this 5th day of February, 2001, by and between EDAC TECHNOLOGIES CORPORATION, a Wisconsin corporation with an office at 1806 New Britain Avenue in the Town of Farmington, County of Hartford and State of Connecticut (hereinafter called the "Borrower") and Farmington Savings Bank, a banking corporation having its principal place of business at 32 Main Street, Farmington, Connecticut 06032 (hereinafter called the "Bank").

                               W I T N E S S E T H

     WHEREAS, the Borrower is the owner of certain real property located in the Town of Farmington (the "Property"), which Property is more particularly described on Schedule A to the Mortgage (as hereinafter defined) and which Property together with all improvements thereon and appurtenances thereto (whether now or hereafter existing) are hereinafter collectively called the "Premises"; and

     WHEREAS, the Borrower is desirous of refinancing certain indebtedness with Fleet National Bank; and

     WHEREAS, the Borrower has applied to the Bank for a mortgage loan (the "Loan") under which the Bank will lend the Borrower the principal sum of Two Million and 00/100 ($2,000,000.00) Dollars; and

     WHEREAS, in order to provide funds for the refinancing and other working capital purposes, the Bank has agreed to advance funds to the Borrower in accordance with the terms and conditions hereof;

     NOW, THEREFORE, in consideration of the promises and One Dollar($1.00) and other good and valuable consideration, receipt of which from the other is hereby acknowledged by each party hereto, and of the initial promises and covenants herein contained, the parties covenant and agree as follows:

                                    ARTICLE I

                         STATUS OF BORROWER AND PROPERTY

     The Borrower warrants and represents to the Bank that as of the date hereof:

     1.01 Authority of Borrower: The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin and is duly authorized to transact business in the State of Connecticut. The Borrower has the following wholly-owned subsidiaries: Gros-Ite, Inc. and Apex Machine Tool Company, Inc. For purposes of the representations and negative covenants in the Loan Documents, as hereinafter defined, unless the context requires otherwise, the term "Borrower" includes such subsidiaries. The Borrower has the requisite power and authority and all material licenses and permits to own and operate its properties and to carry on its business as now conducted, and to enter into and bind itself to the terms of this Agreement, and the other documents contemplated by this Agreement, in the manner described herein, without any further or additional action of any of its shareholders or other bodies or authorities. The execution and delivery by the Borrower of this Agreement, and the other documents contemplated by this Agreement, and the consummation of the transactions contemplated hereby and thereby, will not contravene any term, condition or provision of the Borrower's Articles of Organization or By-Laws, or result in a breach of, default under, or acceleration of any indebtedness of the Borrower or of any other obligations or agreements of the Borrower, except the Borrower is in default, and execution of the Loan Documents would constitute a default, under its loan documents with Fleet National Bank, provided that such loan documents are being replaced pursuant to the terms that certain Escrow and Forbearance Agreement dated September 29, 2000 upon payment of approximately $2,000,000.00 to Fleet National Bank.

     1.02 Governmental Consents, etc.: All material governmental consents, permissions and approvals necessary to the actions required of the Borrower under the terms of this Agreement or to the conduct of the business of the Borrower have been received, and are in full force and effect, and to the best of its knowledge, there exists no facts which would, or with notice or the passage of time or both would, cause a suspension or revocation of any such consent, permission or approval.

     1.03 Execution and Delivery of this Agreement. The execution and delivery of this Agreement and the execution and delivery of the other Loan Documents (as hereinafter defined ) shall not contravene any term, condition or provision of any other contract, agreement, indenture, undertaking or obligation by which the Borrower is bound or to which the Borrower is a party, except the Borrower is in default, and execution of the Loan Documents would constitute a default, under its loan documents with Fleet National Bank, provided that such loan documents are being replaced pursuant to the terms that certain Escrow and Forbearance Agreement dated

September 29, 2000 upon payment of approximately $2,000,000.00 to Fleet National Bank.

     1.04 Broker's Fee: The Borrower has no obligation to any person or party for any broker, finder or commission fee with respect to this Agreement.

     1.05 Claims, Actions, Etc.: There are no claims, actions or administrative proceedings pending or, to the knowledge of the Borrower, threatened against the Borrower, except the Borrower's subsidiaries, Apex Machine Tool Company, Inc. and Gros-Ite, Inc., have been named in litigation related to the handling and disposal of waste, which litigation will not have a material adverse impact upon the Borrower. There is no fact which the Borrower has not disclosed to the Bank in writing which materially affects adversely (nor so far as the Borrower can now reasonably foresee, will in the future materially affect adversely) the properties, business, prospects, profits or condition (financial or otherwise) of the Borrower or the ability of the Borrower to perform this Agreement.

     1.06 Conditions of Default: As of the date hereof, no event has occurred and no condition exists which would constitute a Default or an Event of Default (as defined herein), and the Borrower is not in violation of any material term of any agreement, or other instrument to which the Borrower is a party or by which the Borrower or any of its properties may be bound, except the Borrower is in default, and execution of the Loan Documents would constitute a default, under its loan documents with Fleet National Bank, provided that such loan documents are being replaced pursuant to the terms that certain Escrow and Forbearance Agreement dated September 29, 2000 upon payment of approximately $2,000,000.00 to Fleet National Bank.

     1.07 The Property: As of the date of this Agreement, the Property is subject to no encumbrances, liens, easements, restrictions, leasehold or possessory interests (of record or otherwise) except Permitted Liens. "Permitted Liens" shall mean liens disclosed on Schedule B to the title insurance policy delivered to the Bank pursuant to Subsection 4.01(e) hereof, liens for taxes or assessments or other governmental charges or levies, either not yet due and payable or to the extent that payment thereof is being challenged by appropriate proceedings, inchoate and unperfected workers', mechanics', or similar liens arising in the ordinary course of business, and zoning restrictions, easements, licenses, or other restrictions on the use of real property or other minor irregularities in title thereto, so long as the same do not materially impair the use, value or marketability of such real estate.

                                   ARTICLE II

                                AGREEMENT OF LOAN

     2.01 Agreement to Borrow and Lend: The Borrower hereby agrees to borrow from the Bank and the Bank hereby agrees to lend to the Borrower the amount of Two Million and 00/100 ($2,000,000.00) Dollars to refinance certain indebtedness of the Borrower to Fleet National Bank and for other working capital purposes. The Loan shall be evidenced by a promissory note (the "Note") in the principal sum of Two Million and 00/100 ($2,000,000.00) Dollars from the Borrower in favor of the Bank.

     2.02 Borrower's Agreement to Perform: The Borrower agrees that it will duly and punctually perform, observe and comply with all of the terms, provisions, conditions and agreements of this Agreement on Borrower's part to be performed, observed and complied with (such terms, provisions, conditions, covenants and agreements being hereinafter sometimes generally referred to as the "Borrower's Agreements").

                                   ARTICLE III

                           LOAN EXPENSES AND ADVANCES

     3.01 Loan Expenses: Whether or not the Loan closes or any portion thereof is disbursed, the Borrower agrees to pay for all of the Bank's out-of-pocket expenses incurred in respect to the Loan or in any way connected therewith, including, without limiting the foregoing, fees and expenses of counsel to the Bank for preparing the loan documentation, and closing and postclosing administrative activities, survey costs, brokerage commissions, costs of title examination and title insurance and such other customary and reasonable expenses (whether incurred prior to or after the date of closing) as are normally and reasonably incurred in connection with the processing, consummation and administration of commercial loans.

     3.02 Right of the Bank to Cure Borrower's Defaults: In the event that the Borrower shall at any time fail to duly and punctually perform, observe or comply with any of the Borrower's Agreements or in the event that the Borrower shall otherwise default hereunder or under any of the Loan Documents, then in any such event, the Bank may (but shall in no event be required to) perform any such term, provision, condition, covenant or agreement or cure any such default or failure of performance.

     Any amounts expended by the Bank in curing Borrower's default or non-performance shall constitute additional advances of the Loan, the payment of which is secured by the Loan Documents, and shall become due and owing at the Bank's demand, and shall bear interest at the Default Rate set forth in the Note from the date of disbursement of any such amount until such amount is fully paid. Failure to repay any such amount so advanced upon demand shall constitute an Event of Default pursuant to subsection (a) of Section 11.01 below.

     3.03 Expenses and Advances Secured by Loan Documents: Advances, disbursements or payment made by the Bank pursuant to this Agreement, together with the fees of the Bank and all other Loan expenses, shall, as and when advanced or incurred, be added to the principal of the Note and become secured by the Loan Documents to the same extent and effect as if the terms and provisions of this Agreement were set forth therein.

                                   ARTICLE IV

                    DELIVERY OF DOCUMENTS AT CLOSING OF LOAN

     4.01 Loan Documents:  The documents hereinafter specified in the Section
4.01 are hereinafter generally referred to as the "Loan Documents", all of which must be satisfactory to the Bank in form and substance and must be delivered to the Bank prior to or at the closing of the Loan and any advances under the Loan, provided that the Bank, in its discretion, may accept a true copy of any such Loan Document. The Loan Documents are as follows:

     (a) The Note, payable to the order of the Bank in the amount of $2,000,000.00, a conformed copy of which is attached hereto as Exhibit A.

     (b) To secure the Note, an Open-End Mortgage (hereinafter referred to as the "Mortgage") on the Borrower's title in and to the Premises, easements appurtenant thereto, all improvements thereon, and all proposed public and private roadways or portions thereof, free and clear of all encumbrances not otherwise disclosed in the Mortgage and consented to by the Bank.

     (c) To further secure the Note, a Conditional Assignment of Leases and Rentals on the Premises.

     (d) An Environmental Indemnification Agreement in form and substance satisfactory to the Bank.

     (e) A signed standard American Land Title Association (ATLA) mortgagee's title insurance binder (to be supplemented not more than five (5) business days after the closing of the Loan by a signed policy of title insurance) from a title insurance company acceptable to the Bank (the "Title Insurance Company"), effective on or before the date of recording of the Mortgage, insuring the Bank as the holder of a valid first mortgage lien on the Premises, free and clear of all liens, title exceptions, encumbrances, defects and objections, including mechanics' and materialmen's liens, both inchoate and of record, except as may be approved in writing by the Bank. The binder and policy must refer to the survey required pursuant to Section 4.01(g) hereof, and must include an affirmative endorsement of the variable interest rate feature of the Loan. The binder and policy shall be obtained at Borrower's expense.

     (f) Policies (which shall be retained by the Bank during the term of the Note) of insurance written by companies acceptable to the Bank and in form, scope of coverage and in amount acceptable to the Bank, together with evidence of payment of no less than one annual premium (subject to the limited waiver described below), providing coverage of the following types and naming the Bank as an insured as its interest may appear:

          (i) Workers' compensation insurance with endorsements naming the Bank as mortgagee as applicable


          (ii) Comprehensive General Liability Insurance covering the Borrower in an amount of no less than $1,000,000.00 Bodily Injury and Property Damage Liability per occurrence.

          (iii) Evidence of physical damage hazard insurance coverage including, without limitation "All Risk of Physical Loss" coverage insurance including vandalism and malicious mischief in amounts reasonably acceptable to the Bank. If any portion of the Premises is subjected to a leasehold interest during the term of the Loan, the Bank shall have the right, in its discretion to request, and the Borrower shall promptly provide, evidence of loss of rent insurance.

     All such policies of insurance described in this Subsection 4.01(f) shall provide for any payments thereunder to be made to the Bank, and shall provide for an obligatory thirty (30) day advance notice of policy cancellation or material change to the Bank. Each such policy shall provide that no act, default or misrepresentation by the Borrower or any agent or employee of the Borrower or any agent or employee of the Borrower shall affect or impair any rights of the Bank under such policy.

     The Borrower will be responsible for all insurance requirements contained in this subsection (f) notwithstanding the subsequent transfer of all or a portion of the Premises to other parties by lease or otherwise.

     Any failure on any part of the Bank to request or obtain physical evidence of any insurance required in this subsection shall not relieve the Borrower of its enumerated responsibilities.

     The Borrower's obligation to maintain the insurance herein required shall remain in full force and effect until the Loan is paid in full.

     (g) A survey of the Premises, prepared and certified by a land surveyor registered Connecticut, acceptable to the Bank, showing no state of facts objectionable to the ground within the standards of class A-2 of the Code of Recommended Practice for Accuracy of Surveys and Maps. Such survey shall show the location of all building improvements, assessments, utilities, rights of way, parking areas, street access and driveways on or affecting the Premises. The survey shall be dated no more than 30 days prior to the closing and shall be certified to the Bank and to the title insurance company. Said certification shall be in substantially the following form: "I hereby certify to Farmington Savings Bank (and to the title insurance company) that this survey was actually made upon the ground on January 30, 2001 and (i) that this survey and the bounds and measurements shown hereon are correct within the standards of Class A-2 of the Code of Recommended Practice for Accuracy of Surveys and Maps; (ii) the title lines and lines of actual possession are the same; (iii) all buildings and improvements are located as shown, are erected entirely within the property; (iv) there are not utility or other easements or rights of way affecting this property other than those shown hereon; (v) there are no encroachments or projections on or over the property or on rights of way or easements appurtenant to the same by buildings or improvements erected on adjacent lands; and (vi) the buildings and improvements on this property do not violate any building or zoning regulation, covenant, deed restriction or other regulation or requirement relating to the location thereof.

     (h) Certified copies of all resolutions authorizing the execution, delivery and performance by the Borrower of this Agreement and the Loan Documents.

     (i) Certificates of Legal Existence from the Office of the Secretary of the State of Connecticut stating that as far as the records of that office reveal, the Borrower is legally existing under the laws of the State of Connecticut. Such Certificate shall be dated no earlier than 20 days prior to the date of this Agreement.

     (j) A written opinion of the Borrower's counsel, the form and substance of which shall be acceptable to the Bank in its sole discretion.

     (k)  Waiver and Consent of General Electric Capital Corporation.

     (l)  Lien Subordination Agreement from Fleet National Bank

     (m) Such other instruments and documents as the Bank may reasonably require.

                                    ARTICLE V

                           [INTENTIONALLY LEFT BLANK]


                                   ARTICLE VI

                           [INTENTIONALLY LEFT BLANK]


                                   ARTICLE VII

                           [INTENTIONALLY LEFT BLANK]


                                  ARTICLE VIII

                        BORROWER'S ADDITIONAL AGREEMENTS

     8.01 Borrower's Additional Covenants and Agreements: So long as any portion of the Loan remains unpaid and outstanding, the Borrower covenants and agrees, as follows:


     (a) Payment of Insurance Premiums: The Borrower shall pay all premiums on all insurance policies required hereunder and as and when any policies of insurance expire shall furnish to the Bank, premiums prepaid, copies of additional and renewal insurance policies with companies, and in coverage amounts reasonably satisfactory to the Bank in accordance with the provisions hereof. Nothing in this subsection contained shall affect the right of the Bank hereunder, in the event of default by the Borrower, to place insurance and treat the amounts expended therefor as a disbursement of the Loan proceeds subject to the terms of Section
          3.02 above.

     (b) Performance under Loan Documents: The Borrower shall duly and punctually perform, observe and comply with all of the terms, provisions, conditions, covenants and agreements on its part to be performed, observed and complied with under the Loan Documents.

     (c) No Liens, Encumbrances or Transfers of Interest: So long as any portion of the Loan is outstanding, the Borrower shall not create, assume, or suffer to exist any liens or encumbrances, whether voluntary or involuntary, on the Premises other than Permitted Liens. In addition, Borrower shall obtain the prior written consent of the Bank to any sale or other transfer of all or any portion of the Premises. Upon a sale of one or more of the buildings included in the Premises, the Bank shall release its lien thereon, provided that no Event of Default exists, and the Bank receives proceeds from such sale in an amount equal to 50% of the appraised value of such building(s) as evidenced by the appraisals referenced in Section 4.01. In the event any such sale occurs after December 31, 2001, the Bank shall have the right to request an updated appraisal of the Premises, in which case its agreement to release its lien on the property to be sold shall be conditioned on the requirement that the appraised value of the remaining portion of the Premises is at least equal to 50% of the then outstanding balance on the Loan.

     (d) Financial Statements and Reports: The Borrower shall each furnish to the Bank annually, within ninety (90) days following the end of the Borrower's fiscal year, copies of the Borrower's audited financial statements. The Borrower shall also furnish to the Bank monthly financial statements in such detail as the Bank may reasonably require. The Borrower will provide the Bank with copies of all documents and reports filed with the Securities Exchange Commission and any communications provided to shareholders.

     (e) Actions Requiring Consent of the Bank: Without the prior written consent of the Bank, the Borrower will not:

               (i)  pay any dividends to shareholders;

               (ii) enter into any new employment contracts or amend any
                    existing employment contracts to increase compensation or benefits for existing employees;

              (iii) acquire any new capital assets having a value individually of more than $50,000.00, not to exceed $250,000.00 in any one year ($600,000.00 for the year 2001);

               (iv) borrow funds from any source except for borrowings in the ordinary course of business under the existing credit arrangements with Fleet National Bank and General Electric Capital Corporation, and capital leases and purchase money indebtedness (subject to compliance with Section 8.01(e)(iii) above) and, in the case of the Borrower's subsidiaries, indebtedness outstanding as of the date hereof and shown on the consolidated financial statements of the Borrower;

               (v) amend or revise its loan agreements with Fleet National Bank other than as contemplated by the Escrow and Forbearance Agreement; or

               (vi) amend or revise its revolving credit line with General
                    Electric Capital Corporation to increase the credit line above $8 million.

     (f) Attorney's Fees and Costs: The Borrower will pay the Bank's reasonable attorney's fees, disbursements, court costs, and related expenses in connection with the enforcement of this Agreement in case of any default hereunder, or in connection with the representation of the Bank in a proceeding in which the Bank may be made a party by reason of its execution and delivery of this Agreement or any of the other documents in this transaction.

     (g) Payment of Taxes and Assessments: During the term of the Loan, the Borrower shall furnish the Bank with proof of payment of all general and special real estate taxes and assessments affecting the Premises, not later than sixty (60) days from the date of any such assessment, unless such taxes or assessments have been paid by the Bank.

                                   ARTICLE IX

                                   CASUALTIES

     9.01 Bank's Election to Apply Insurance Proceeds on Indebtedness: In case of loss or damage by fire or otherwise to any improvements on the Premises, the Borrower will forthwith notify the Bank of the same, and the Bank, in its sole discretion, may elect to settle, collect, retain and apply against the Loan all proceeds of insurance after deduction of all expenses of collection and settlement, including attorneys' and adjustors' fees and charges, to pay the full amount of the Loan then unpaid. Any proceeds remaining after application upon the Loan, as aforesaid, shall be paid by the Bank to the Borrower. As long as the Borrower is not in default under this Agreement or the Loan Documents, the Bank agrees not to unilaterally settle any insurance claim and further agrees that all proceeds received under any insurance policy shall be held and applied towards the repair, restoration or rebuilding of the Premises (provided such repair, restoration or rebuilding is economically feasible). During the existence of an Event of Default, however, the Bank may settle any such claim without the Borrower's approval.


                                    ARTICLE X

                                   ASSIGNMENTS

     10.01 Bank's Right to Assign: The Bank may assign, negotiate, pledge or otherwise hypothecate all or any portion of this Agreement or grant participation therein, or any of its rights and security hereunder, including the Note or other Loan Documents. In the cases of such assignment, the Borrower will accord full recognition thereto and agree that all rights and remedies of the Bank in connection with the interest so assigned shall be enforceable against the Borrower by such assignee with the same force and effect and to the same extent as the same would have been enforceable by the Bank but for such assignment.

     10.02 Prohibition of Assignments by Borrower: The Borrower shall not assign or assign or attempt to assign its rights under this Agreement without the prior written consent of the Bank.

                                   ARTICLE XI

                              DEFAULTS OF BORROWER

     11.01 Events of Default: Provided that notice is given in accordance with
Section 11.02 and the time to cure specified in Section 11.02 has lapsed, the occurrence of any one or more of the following shall constitute an "Event of Default" for purposes of this Agreement:

     (a) Failure of the Borrower to make when due and payable (or within any grace period provided in the Note) any payments required to be made under this Agreement or any of the Loan Documents.

     (b) Failure of the Borrower to perform, keep, or observe in a timely manner any other term, provision, condition, covenant, or warranty, or representation contained in any of the Loan Documents or this Agreement.

     (c) The filing of bankruptcy, reorganization or insolvency petition by or against the Borrower, the appointment of a receiver or trustee for the assets or affairs of the Borrower, the making of an assignment by the Borrower for the benefit of creditors, or any adjudication that the Borrower is insolvent or bankrupt.

     (d) The assignment, pledge, hypothecation, or other disposition or the assignment or attempted assignment by the Borrower of its rights under this Agreement.

     (e) The existence of any collusion or bad faith by or with the acquiescence of the Borrower or if any statement, report, representation or certification now or hereafter made or delivered to the Bank by the Borrower, any of its employees or agents is untrue or incorrect in any material respect.

     (f) Failure of the Borrower, within sixty (60) days after notice thereof, to procure the dismissal of or disposition to the satisfaction of the Bank of any proceedings which could or might affect the validity or priority of the lien of the Bank's Mortgage.

     (g) Except as otherwise permitted herein, a notice of lien, levy or assessment is filed of record with respect to all or any material part of the assets of the Borrower by the United States or any department, agency or instrumentally thereof, or by any state, county, municipal or other government agency, or if any taxes or debts owing at any time or times thereafter to any one of them becomes a lien or encumbrance upon the Premises or any other assets of the Borrower, and such levy or assessment is not removed within sixty (60) days.

     (h) A default by the Borrower under its loan agreements with Fleet National Bank and/or General Electric Capital Corporation (unless such default is waived by Fleet National Bank or General Electric Capital Corporation, as the case may be).

     (i) Any event which results in the acceleration of the maturity of any indebtedness (in excess of $50,000.00) of the Borrower to the Bank or others under any indenture, agreements or undertaking or the exercise of remedies following a default under any indenture, agreement or undertaking between the Borrower and the Bank or others.

     11.02 Notice and Time to Cure: Except with respect to the Events of Default specified in subparagraphs (a), (c), (d), (e), (f), (g), (h) and (i) of Section
11.01 hereof, as to which the occurrence of such an event or condition shall be sufficient to render the Borrower in default hereunder and under the Loan Documents, default by the Borrower hereunder and under the Loan Documents shall occur upon the Borrower's failure to cure any condition or occurrence constituting an Event of Default within fifteen (15) days after written notice of the existence of the condition or occurrence constituting an Event of Default from the Bank to the Borrower.

                                   ARTICLE XII

                    REMEDIES OF THE BANK IN EVENT OF DEFAULT

     12.01 Specific Remedies: Upon the occurrence of any Event of Default, the Bank, in addition to availing itself of any remedies conferred upon the Bank by law and by the terms of the Note and the Loan Documents, may pursue any one or more of the following remedies first, concurrently or successively with each other and with any other available remedies; it being the intent hereof, that none of such remedies shall be to the exclusion of any others:

     (a) Take possession of the Premises and upon request of the Bank the Borrower agrees to peaceably vacate the Premises and deliver possession to the Bank.

     (b)  Declare the Note to be due and payable forthwith.

     (c) Foreclosure the Mortgage or otherwise exercise any of the rights and remedies contained in the Loan Documents, including any power of sale.

     12.02 Waivers: No waiver of any term, provision, condition, covenant or agreement herein contained or of any breach, noncompliance or default shall be effective unless set forth in writing and signed by the Bank. Any such waiver shall be effective only to the extent set forth in such writing. A waiver shall not be construed to be a waiver of any other term, provision, condition, covenant or agreement or of any succeeding breach, noncompliance or default. No delay or omission by the Bank to exercise any right, power or privilege occurring upon any breach, noncompliance or default by the Borrower with respect to any of the terms, provisions, conditions, covenants, or agreements hereof shall impair any such right, power or privilege or be construed to be a waiver thereof, and every such right, power, and privilege may be exercised at any time during the continuation of such breach, noncompliance or default or upon the occurrence of or during the continuation of the same or a similar breach, noncompliance or default in the future.

                                  ARTICLE XIII

                                  MISCELLANEOUS

     13.01 Captions: The captions and headings of the Articles and Sections of this Agreement are inserted only for the convenience of the parties and for reference purposes and to not define, limit or otherwise restrict or have any legal effect whatsoever on any provision of this Agreement.

     13.02 Notices: Any notice required or permitted to be given or delivered under this Agreement shall be in writing and shall be deemed for all purposes to have been given or delivered as the case may be:

     (a) If to the Bank, when received after personal delivery to a corporate officer of the Bank, or after delivery by the United States Postal Service, registered or certified mail, postage prepaid, return receipt requested and addressed to:

                Farmington Savings Bank
                32 Main Street
                Farmington, CT 06032
                Attention:   Robert J. Grubbs
                1st Senior Vice President

          or to such address as the Bank may from time to time specify in writing to the Borrower.

     (b) If to the Borrower, when received by the Borrower after personal delivery, or when received after delivery by the United States Postal Service, registered or certified mail, postage prepaid, return receipt requested and addressed to:

                EDAC Technologies Corporation
                1806 New Britain Avenue
                Farmington, CT 06032
                Attn:  Ronald Popolizio
                       Executive Vice President

                with a copy to:

                Reinhart, Boerner, Van Deuren, Norris & Rieselbach, s.c. 1000 North Water Street
                Suit 2100
                Milwaukee, WI 53203-3400
                Attn:  David B. Schulz, Esq.

                or to such address as the Borrower may from time to time specify in writing to the Bank.

If such notice is given by personal delivery as aforesaid, the person to whom such notice is given shall, if requested, acknowledge receipt of such notice and the date of such receipt on a copy of such notice.

     13.03 Prohibition of Assignment by Borrower Binding upon Successors: This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors, heirs, administrators, executors and assigns, but the Bank shall not be obligated to recognize any assignment made in violation of the prohibition herein contained.

     13.04 Governing Law: This Agreement shall be construed, interpreted and enforced pursuant to the laws of the State of Connecticut.

     13.05 Survival of Closing: This Agreement shall survive the closing of the Loan and shall remain in effect until the Loan has been paid in full and the obligation to advance pursuant to the Letter of Credit shall have expired.

     13.06 Gender: Wherever used, the singular shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed s of the day and year first above written.

     Signed, sealed and delivered


in the presence of:                         EDAC TECHNOLOGIES CORPORATION

/s/ Thomas Vollmer                          By /s/ Ronald G. Popolizio
--------------------------------               ---------------------------------
                                               Ronald Popolizio
                                               Executive Vice President

/s/ Joyce M. Lazar
--------------------------------



/s/ Thoams Vollmer                          FARMINGTON SAVINGS BANK
--------------------------------


/s/ Joyce M. Lazar                          By /s/ Robert J. Grubbs
--------------------------------               ---------------------------------
                                               ROBERT J. GRUBBS
                                               1st Senior Vice President

STATE OF CONNECTICUT   )
                       ) ss:  Farmington
COUNTY OF HARTFORD     )

     On this 5th day of February, 2001 before me, the undersigned officer, personally appeared RONALD POPOLIZIO, Executive Vice President of EDAC TECHNOLOGIES CORPORATION, signer of the foregoing instrument and acknowledge the same to be his free act and deed and the free act and deed of said corporation, before me.

     In witness whereof, I hereunto set my hand.


                                             /s/ Thomas Vollmer
                                             -----------------------------------
                                             Commissioner of the Superior Court

STATE OF CONNECTICUT   )
                       ) ss:  Farmington
COUNTY OF HARTFORD     )


     On this 5th day of February, 2001 before me, the undersigned officer, personally appeared ROBERT J. GRUBBS, 1st Senior Vice President of Farmington Savings Bank, signer of the foregoing instrument and acknowledge the same to be his free act and deed and the free act and deed of said corporation, before me.

     In witness whereof, I hereunto set my hand.

                                            /s/ Thomas Vollmer
                                            ------------------------------------
                                            Commissioner of the Superior Court